UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2021

Analog Devices, Inc.

(Exact name of Registrant as Specified in its Charter)

Massachusetts	1-7819	04-2348234
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Analog Way
Wilmington, MA	01887
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 329-4700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.16 2/3 par value per share	ADI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 23, 2021, Analog Devices, Inc. (the “Company”) entered into a Third Amended and Restated Credit Agreement (“Revolving Credit Agreement”) among the Company, certain subsidiaries of the Company from time to time party thereto as Designated Borrowers, Bank of America, N.A. as Administrative Agent, Swing Line Lender and L/C Issuer, the several banks and other financial institutions from time to time parties thereto as lenders, BofA Securities, Inc., as sustainability structuring agent, JPMorgan Chase Bank, N.A., as syndication agent, Citibank, N.A., and Morgan Stanley Senior Funding, Inc., as co-documentation agents, and BofA Securities, Inc., JPMorgan Chase Bank, N.A., Citibank, N.A., and Morgan Stanley Senior Funding, Inc., as joint lead arrangers and joint bookrunners. The Revolving Credit Agreement provides for (a) a 5-year revolving credit facility in an aggregate principal amount not to exceed (i) $1.25 billion or (ii) upon the completion of the acquisition by the Company of Maxim Integrated Products, Inc. (“Maxim”) on or before January 12, 2022 (subject to certain terms and conditions specified in that certain Agreement and Plan of Merger, dated as of July 12, 2020, by and among the Company, Maxim and Magneto Corp., a wholly-owned subsidiary of the Company (as the same may be amended, waived, supplemented or otherwise modified from time to time)), $2.5 billion and (b) amends and restates the Company’s existing second amended and restated revolving credit agreement dated as of June 28, 2019. Terms used in this Item 1.01 and not defined herein shall have the meanings ascribed to them in the Revolving Credit Agreement, which is attached to this Form 8-K as Exhibit 10.1.

The new amended and restated revolving credit facility expires on June 23, 2026 and is currently undrawn. The Revolving Credit Agreement is subject to two one-year extension options at the request of the Company and with the consent of the lenders. Borrowings under the Revolving Credit Agreement are prepayable at the Company’s option in whole or in part without premium or penalty. Amounts borrowed under the Revolving Credit Agreement may be repaid and reborrowed from time to time prior to the maturity date.

Loans under the Revolving Credit Agreement can be Eurocurrency Rate Loans or Base Rate Loans at the Company’s option. Each Eurocurrency Rate Loan will bear interest at a rate per annum equal to the applicable Eurocurrency Rate plus a margin based on the Company’s Debt Ratings from time to time of between 0.690% and 1.175%. Each Base Rate Loan will bear interest at a rate per annum equal to the Base Rate plus a margin based on the Company’s Debt Ratings from time to time of between 0.00% and 0.175%. In addition, the Company has agreed to pay a facility fee based on the Company’s Debt Ratings from time to time of between 0.060% and 0.250% times the actual daily amount of the Commitments in effect. The Revolving Credit Agreement also contains a sustainability-linked pricing component which provides for interest rate and facility fee reductions or increases by meeting or missing targets related to environmental sustainability, specifically greenhouse gas emissions and renewable energy usage. The Revolving Credit Agreement includes a multicurrency borrowing feature for certain specified foreign currencies. The Company will guarantee the obligations of each subsidiary that is named a Designated Borrower under the Revolving Credit Agreement.

The Revolving Credit Agreement contains customary representations and warranties, and affirmative and negative covenants and events of default applicable to the Company and its subsidiaries. The events of default include, among others, nonpayment of principal, interest, fees or other amounts, failure to perform certain covenants, cross-defaults to certain other indebtedness, insolvency or bankruptcy, customary ERISA defaults or the occurrence of a change of control. The negative covenants include limitations on liens, indebtedness of non-guarantor subsidiaries and mergers and other fundamental changes, among others. The Revolving Credit Agreement also requires that, commencing with the first fiscal quarter ending after the Closing Date, the Company maintain a ratio of funded debt to EBITDA of no greater than 3.50 to 1.00 for any fiscal quarter ending thereafter; provided that the Company may elect, up to two times during the term of the Revolving Credit Agreement, to increase such maximum permitted ratio to 4.00 to 1.00 at the end of any fiscal quarter in which the Company consummates an acquisition in which total consideration exceeds $500 million and at the end of each of the three consecutive fiscal quarters thereafter.

In the ordinary course of their respective businesses, certain of the lenders and the other parties to the Revolving Credit Agreement and their respective affiliates have engaged, and may in the future engage, in commercial banking, investment banking, financial advisory or other services with the Company and its affiliates for which they have in the past received, and/or may in the future receive, customary compensation and expense reimbursement.

The foregoing description of the Revolving Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Revolving Credit Agreement, which is filed as Exhibit 10.1, and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

On June 23, 2021, the Company issued a press release announcing the closing of the Revolving Credit Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Exhibits

(d)	List of Exhibits

Exhibit No.	Description

10.1	Third Amended and Restated Credit Agreement, dated as of June 23, 2021, among Analog Devices, Inc., as Borrower, Bank of America, N.A. as Administrative Agent, Swing Line Lender and L/C Issuer, and each lender from time to time party thereto.

99.1	Press Release, dated June 23, 2021

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANALOG DEVICES, INC.

Date: June 23, 2021	/s/ Prashanth Mahendra-Rajah
Name: Prashanth Mahendra-Rajah
Title: Senior Vice President, Finance and Chief Financial Officer